EXHIBIT 5









                                       April 24, 1995







 Standex International Corporation

 6 Manor Parkway

 Salem, New Hampshire   03079



 Gentlemen:



       I have prepared, a Registration Statement on From S-8 pursuant to the

 Securities Act of 1933, as amended, (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of

 400,000 shares of the Common Stock (the "Shares") of Standex International

 Corporation, a Delaware corporation (the "Company"), issuable under the 1994

 Stock Option Plan of the Company (the "Plan") which as approved by the stockholders of the Company at the Annual Meeting of Stockholders held on

 October 25, 1994.



       I am Senior Corporate Attorney and Assistant Secretary of the Company.

 I am beneficial owner of 3,967 shares of Common Stock (including approximately 1,234 shares in my account as of December 31, 1994 under the

 Standex Employees' Stock Ownership Plan).  I have examined, the Certificate of Incorporation, as amended, of the Company, the Registration Statement and such other documents as I have deemed material for the purposes of this opinion.



       Based on the foregoing, it is my opinion that:



       1.   The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and



       2.   The Shares are duly authorized for issuance and, when issued and paid for in accordance with the terms of the Plan, will have been legally issued and will be fully paid and non-assessable.









       The foregoing assumes that all necessary steps will have been taken to comply with the requirements of the Securities Act of 1933, as amended,

 applicable requirements of state law regulating the sale of securities and applicable requirements of the New York Stock Exchange.



       I hereby consent to the use of my name in the Registration Statement and under the caption "Legal Opinion" in the Prospectus which is incorporated in the Registration Statement, and to the fling of this Opinion with the

 Securities and Exchange Commission as an exhibit to the Registration

 Statement.



                                       Sincerely,


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                                       /s/  Deborah A. Rosen



                                       Deborah A. Rosen

                                       Senior Corporate Attorney



 DAR/dpr


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